                                                                  EXECUTION COPY


          AMENDMENT No. 1, dated as of August 18, 1997 ("Amendment"), to the CREDIT AGREEMENT, dated as of June 19, 1996 (as the same may be further amended, supplemented or otherwise modified from time to time, the "Agreement") among METROMAIL CORPORATION, as borrower (the "Company"), THE FIRST NATIONAL BANK OF CHICAGO, as Administrative Agent (in such capacity, the "Administrative Agent"), and the other banks parties thereto (the "Banks").

                             W I T N E S S E T H :
                             -------------------

          WHEREAS, the parties hereto wish to amend certain provisions of the Agreement on the terms set forth herein;

          NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

          1. Definitions. Unless otherwise defined herein, terms defined in the Agreement shall be used herein as so defined.

          2.   Amendments to Section 1.01.

          (i) The definition of "Termination Date" is amended in its entirety to read as follows:

          " 'Termination Date' means the earlier of (i) June 19, 2002 or (b) the date the Commitments are terminated in whole pursuant to Section 2.05 or 6.01."

          (ii) The following new definition is added to Section 1.01, following the term "Dollars":

          "'Domestic Borrower' means any Borrower that is organized under the laws of the United States or any State thereof."

          3. Amendment to Section 5.18. Section 5.18(e) of the Agreement is amended in its entirety to read as follows:

          "(e) Investments in Subsidiaries; provided, however, that Investments in Subsidiaries that are not organized under the laws of the United States or any State thereof shall not exceed, in the aggregate at any time outstanding, twenty-five percent (25%) of the Company's total assets determined on a consolidated basis in accordance with GAAP.

          4. Amendment to Article VII. Article VII of the Agreement is restated in its entirety to read as follows:

                                 ARTICLE VII

                                   GUARANTEE
                                   ---------

               SECTION 7.01. Unconditional Guarantee. For valuable consideration, receipt whereof is hereby acknowledged, and to induce the Banks to make Advances to each of the Borrowers, each Domestic Borrower hereby unconditionally guarantees to the Banks and the Administrative Agent that the principal of and interest on each Advance and all other amounts payable by each other Borrower hereunder shall be promptly paid in full when due (whether at stated maturity, by acceleration or otherwise) in accordance with the terms hereof and thereof, and, in the case of any extension of time of payment, in whole or in part, that all such amounts shall be promptly paid when due (whether at stated maturity, by acceleration or otherwise) in accordance with the terms of such extension. In addition, each Domestic Borrower hereby unconditionally agrees that upon default in the payment when due (whether at stated maturity, by acceleration or otherwise) of any of such principal, interest or other amounts, such Domestic Borrower shall forthwith pay the same. Without limiting the generality of the foregoing, each Domestic Borrower's liability shall extend to all amounts that constitute part of the obligations of any other Borrower guaranteed under this Article VII and that would be owed by any such other Borrower to any Bank or the Administrative Agent under this Agreement or the Notes but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such Borrower. Notwithstanding the foregoing, the liability of each Domestic Borrower under the foregoing guarantee shall at no time exceed the maximum amount of liability which could be asserted against such Domestic Borrower hereunder without (a) rendering such Domestic Borrower "insolvent" within the meaning of Section 101(32) of the Bankruptcy Code, Section 2 of the Uniform Fraudulent Transfer Act (the "UFTA") or Section 2 of the Uniform Fraudulent Conveyance Act (the "UFCA"), (b) leaving such Domestic Borrower with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 5 of the UFCA, or
     (c) leaving such Domestic Borrower unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA or Section 6 of the UFCA.

               SECTION 7.02. Validity. The obligations of each Domestic Borrower under this Article VII are independent of the obligations of the other Borrowers guaranteed hereunder, and a separate action or actions may be brought and prosecuted against each Domestic Borrower to enforce its obligations under this Article VII, irrespective of whether any action is brought against any other Domestic Borrower or whether any other Domestic Borrower is joined in any such action or actions. The obligations of each Domestic Borrower under this Article VII shall be unconditional irrespective of (a) the genuineness, validity, regularity or enforceability of the obligations of the other Borrowers under this Agreement, any Note or any Assumption Letter, (b) any law, regulation or order of any jurisdiction affecting any term of any obligation of any Borrower under this Agreement or the rights of any Bank or the Administrative Agent with respect thereto,
     (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of any Borrower guaranteed under this Article VII, or any other amendment or waiver of or any consent to departure from this Agreement or the Notes, (d) any change, restructuring or termination of the corporate structure or existence of any Borrower or any of its Subsidiaries, or (e) to the fullest

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     extent permitted by applicable law, any other circumstance which might otherwise constitute a legal or equitable discharge of a surety or guarantor.

               SECTION 7.03. Waivers. Each Domestic Borrower hereby expressly waives promptness, diligence, presentment, protest and any other notice with respect to its obligations under this Article VII and any requirement that any right or power be exhausted or any action be taken against any other Borrower and all notices and demands whatsoever.

               SECTION 7.04. Subrogation. Each Domestic Borrower shall be subrogated to the rights of the Banks or the Administrative Agent against any other Borrower hereunder only after the Banks and the Administrative Agent shall have been paid in full all such amounts, with interest thereon, for which such other Borrower shall have become indebted hereunder.

               SECTION 7.05. Acceleration. Each Domestic Borrower agrees that, as between it, on the one hand, and the Banks and the Administrative Agent, on the other hand, the obligations of each other Borrower guaranteed by it under this Article VII may be declared to be forthwith due and payable, or may be deemed automatically to have been accelerated, as provided in
     Section 6.01 hereof for purposes of this Article VII, notwithstanding any stay, injunction or other prohibition (whether in a bankruptcy proceeding affecting such other Borrower or otherwise) preventing such declaration as against such other Borrower and that, in the event of such declaration or automatic acceleration, such obligations (whether or not due and payable by such other Borrower) shall forthwith become due and payable by such Domestic Borrower for purposes of this Article VII.

               SECTION 7.06. Reinstatement. Each Domestic Borrower's obligations under this Article VII shall be reinstated if at any time any payment received by any Bank or the Administrative Agent from any other Borrower hereunder is required to be repaid or returned by such Bank or the Administrative Agent, all as though such payment had not been made.

               SECTION 7.07. Continuing Guaranty; Assignments. This guarantee shall (a) remain in full force and effect until the later of (i) the cash payment in full of all of the obligations guaranteed under this Article VII and (ii) the Termination Date, (b) be binding upon each Domestic Borrower, its successors and assigns and (c) inure to the benefit of, and be enforceable by, the Banks and the Administrative Agent and their successors, transferees and assigns (provided that the applicable transfers and assignments are made in accordance with the terms of this Agreement).

               SECTION 7.08. Contribution. (a) To the extent that any Domestic Borrower shall make a payment under this Article VII (a "Guaranty Payment"), then such Domestic Borrower shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Domestic Borrowers in an amount, for each such other Domestic Borrower, equal to a fraction of such Guaranty Payment, the numerator of which is such Domestic Borrower's "Allocable Guaranty Amount" (as defined below) and the denominator of which is the sum of the Allocable Guaranty Amounts of all of the Domestic Borrowers. Any right to reimbursement arising from a Guaranty Payment shall be subordinate in right of payment to the prior payment in full, in cash, of all such

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     amounts, with interest thereon, for which the Borrowers shall have become indebted hereunder.

               (b) As of any date of determination, the "Allocable Guaranty Amount" of each Domestic Borrower shall be equal to the maximum amount of liability which could be asserted against such Domestic Borrower hereunder with respect to the applicable Guaranty Payment without (i) rendering such Domestic Borrower "insolvent" within the meaning of Section 101(32) of the Bankruptcy Code, Section 2 of the UFTA or Section 2 of the UFCA, (ii) leaving such Domestic Borrower with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 5 of the UFCA, or (iii) leaving such Domestic Borrower unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA or Section 6 of the UFCA.'

          5.   Amendment to Schedule 2.01.  Each Bank's Commitment set forth on
Schedule 2.01 of the Agreement is deleted and replaced by the following amount:

     The First National Bank of Chicago        $40,000,000
     First Union National Bank
       (formerly known as First Union
       Bank of North Carolina)                 $30,000,000
     Bank of Montreal                          $30,000,000

          6. Conditions Precedent. This Amendment shall become effective and be deemed effective as of August 18, 1997 (the "Amendment Effective Date"), except for Section 4 of this Amendment, which shall become and be deemed effective as of July 3, 1996, subject to the Administrative Agent's receipt of each of the following, each dated as of the Amendment Effective Date and in sufficient copies (except in the case of the Notes) for each of the Banks:

          (i) this Amendment, duly executed by the Company, ICD Marketing Services Group Ltd., a company incorporated in England and Wales and formerly known as R.R. Donnelley Marketing Services Group Limited ("ICD"), each Bank and the Administrative Agent;

          (ii) A new Committed Note executed by the Company, payable to each Bank;

          (iii) A new Committed Note executed by ICD, payable to each Bank;

          (iv) A certificate of the Secretary of the Company certifying (A) copies attached thereto of the resolutions of the Board of Directors of the Company authorizing the Company's execution, delivery and performance of this Agreement, (B) copies attached thereto of the Certificate of Incorporation and by-laws of the Company, and (C) the names and true signatures of the officers of the Company authorized to sign this Agreement and the Notes and other documents to be executed and delivered by the Company hereunder;

          (v) A certificate of a duly authorized officer of the Company, certifying that as of the Amendment Effective Date, (A) the representations and warranties contained in Section 4.01 of the Agreement are correct on and as of the

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     Amendment Effective Date (other than those which speak expressly as of an earlier date), (B) no event shall have occurred and be continuing that constitutes an Event of Default or which would constitute an Event of Default but for the requirement that notice be given or time elapse or both and (C) the conditions for the Amendment Effective Date have been satisfied;

          (vi) A certificate of the Secretary or an Assistant Secretary of ICD, certifying a copy of the resolutions of the Board of Directors of ICD approving this Amendment, the names and true signatures of the officers of ICD authorized to sign this Amendment and the other documents to be executed and delivered by ICD hereunder;

          (vii) Favorable opinions of Sidley & Austin and the General Counsel of the Company, substantially in the forms delivered by each of them, respectively, at the closing of the Agreement, with such changes appropriate for this Amendment as are acceptable to the Administrative Agent in its reasonable judgment; and

          (viii) Favorable opinions of Sidley & Austin, the General Counsel of the Company and Baker & McKenzie, special United Kingdom counsel to ICD, substantially in the forms delivered by each them when ICD became a Borrowing Subsidiary, with such changes appropriate for this Amendment as are acceptable to the Administrative Agent in its reasonable judgment.

          7.   Covenants, Representations and Warranties.

          (i) Upon the effectiveness of this Amendment, the Company reaffirms all covenants, representations and warranties made by it in the Credit Agreement and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the Amendment Effective Date.

          (ii) The Company represents and warrants that no event has occurred and is continuing or would result from the execution, delivery or performance of this Amendment which constitutes or would constitute an Event of Default or which would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

          (iii) Each Borrower represents and warrants that the execution, delivery and performance of this Amendment by it (i) are within its corporate powers and (ii) have been duly authorized by all necessary corporate action on its part. Each Borrower further represents and warrants that this Amendment, as of the date it becomes effective, will constitute a valid and binding agreement of such Borrower, enforceable against such Borrower in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights generally or by equitable principles.

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

          8. Reference to and Effect on Agreement. Upon the effectiveness of this Amendment, each reference in the Agreement to "this Agreement," "hereunder," "hereof," "herein," "hereby" or words of like import shall mean and be a reference to the Agreement as amended hereby, and each reference to the Agreement in any instrument, document or agreement executed or delivered in connection with the Agreement (including without limitation this Amendment) shall mean and be a reference to the Agreement as amended hereby.

          9. Reaffirmation. Each Borrower reaffirms its obligations under the Agreement (including, without limitation, its obligations under the Guarantee set forth in Article VII of the Agreement).

          10. Continuing Effect. Except as expressly amended hereby, the Agreement shall continue to be and shall remain in full force and effect in accordance with its terms.

          11. Governing Law. This Amendment shall be governed by, and construed and interpreted in accordance with, the internal laws (as opposed to conflict of laws principles) of the State of Illinois.

          12. Counterparts; Delivery of Facsimiles. This Amendment may be executed by the parties hereto in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page hereof by facsimile transmission shall be effective as delivery of a manually-signed counterpart hereof.

          13. Return of Original Committed Notes. Upon the effectiveness of this Amendment and in exchange for the Committed Notes being delivered pursuant to this Amendment, each Bank shall mark its original Committed Notes "superseded" and shall return them to the Company.

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

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their properly and duly authorized officers as of the day and year first above written.

                              METROMAIL CORPORATION


                              By:____________________________________
                              Name:
                              Title:


                              THE FIRST NATIONAL BANK OF
                              CHICAGO, as Administrative Agent and as a Bank


                              By:____________________________________
                              Name:
                              Title:


                              FIRST UNION NATIONAL BANK (f/k/a
                              FIRST UNION BANK OF NORTH
                              CAROLINA)


                              By:____________________________________
                              Name:
                              Title:


                              BANK OF MONTREAL


                              By:____________________________________
                              Name:
                              Title:



Acknowledged and Agreed to:

ICD MARKETING SERVICES GROUP LTD.


By:________________________
Name:
Title:

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